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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-118534 on Form S-4 for Central Valley Community Bancorp of our report dated January 14, 2004, except for Note 18, as to which the date is January 21, 2004, appearing in the Annual Report on Form 10-KSB of Central Valley Community Bancorp for the year ended December 31, 2003.

        We further consent to the reference to our firm under the heading "Experts" in this Registration Statement.

                      /s/ PERRY-SMITH LLP

Sacramento, California
November 4, 2004

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Consent of Independent Registered Public Accounting Firm